Exhibit 2.01

AMENDMENT NO. 2 TO MERGER AGREEMENT

This AMENDMENT NO. 2 TO MERGER AGREEMENT (the “Agreement”), dated as of August 10, 2022 (the “Signing Date”), by and among MC Hologram Inc., a Cayman Islands exempted company (“MC” or the “Company”), Golden Path Acquisition Corporation, a Cayman Islands exempted company (“Golden Path” or the “Purchaser”), Golden Path Merger Sub Corp., a Cayman Islands exempted company and wholly-owned subsidiary of the Purchaser (the “Merger Sub”). The Company, Purchaser and Merger Sub are sometimes collectively referred to as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, the Parties have previously entered into that certain Merger Agreement dated as of September 10, 2021 (“Original Agreement”) whereby, among other things, MC will merge with Golden Path Merger Sub and MC will survive the merger as a wholly-owned subsidiary of Golden Path and continue its business operations (the “Merger”);

WHEREAS, Golden Path has filed a combination Registration Statement and Proxy Statement on Form S-4 (SEC File No.: 333-259896) (“Registration Statement”) with the Securities and Exchange Commission (“SEC”) for the purpose of obtaining shareholder approval of the Merger and the other matters described therein; and

WHEREAS, the Parties now desire to amend certain terms, conditions and provisions of the Merger Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties accordingly agree as follows.

1. Defined Terms. Terms not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Merger Agreement.

2. Section 4.8 (a) of the Merger Agreement is hereby amended and restated to read as follows:

Section 4.8 Financial Statements

(a) Section 4.8 of the Company Disclosure Schedule includes the audited consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2019 and 2020, consisting of the audited balance sheets as of such dates (the “Company Balance Sheet”), the audited income statements for the twelve (12) month periods ended on such dates, and the audited cash flow statements for the twelve (12) month periods ended on such dates (collectively, the “Financial Statements”). The audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2021 and the quarterly review of the consolidated financial statement of the Company as of and for the period ended March 31, 2022 have also been provided to the Purchaser Parties.

3. Section 7.2 of the Merger Agreement is hereby amended and restated to read as follows:

Section 7.2 PCAOB Financials. By no later than September 15, 2022, the Company will deliver to the Purchaser Parties reviewed financial statements of the Company as of and for the six (6) month periods ended June 30, 2022, all prepared in conformity with GAAP under the standards of the Public Company Accounting Oversight Board (the “PCAOB Financials”). The PCAOB Financials shall be (i) prepared from the Books and Records of the Company; (ii) prepared on an accrual basis in accordance with GAAP; (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company’s financial condition as of their dates including for all warranty, maintenance, service and indemnification obligations; and (iv) contain and reflect adequate provisions for all Liabilities for all material Taxes applicable to the Company with respect to the periods then ended. The PCAOBs will be complete and accurate and fairly present in all material respects, in conformity with GAAP applied on a consistent basis in all material respects, the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods reflected therein. The Company Group will provide additional financial information as reasonably requested by the Purchaser Parties for inclusion in any filings to be made by the Purchaser Parties with the SEC.

4. Section 13.1 of the Merger Agreement is hereby amended and restated to read as follows:

Section 13.1 Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to the Company (or the Surviving Corporation following the Closing), to:

MC Hologram Inc.

Room 302, Building A,

Zhongkenaneng Building,

Yuexing Sixth Road,

Nanshan District,

Shenzhen, P.R.China (518000)

Attn: Ivy Zhen/ Doris Zhang

Email: ivy@mcvrar.com; zhangningying@mcloudvr.com

with a copy to (which shall not constitute notice):

DLA Piper UK LLP Shanghai Representative Office

20th Floor, South Tower, Beijing Kerry Center, 1 Guang Hua Road, Chaoyang District, Beijing 100020

Attn: James Chang/Yang Ge

Email: James.Chang@dlapiper.com; Yang.Ge@dlapiper.com

if to Purchaser and Merger Sub

Golden Path Acquisition Corporation

100 Park Avenue, New York, New York 10017

Attn: Shaosen Cheng, Chief Executive Officer

Email: shaosen.cheng@gmail.com

with a copy to (which shall not constitute notice):

Becker & Poliakoff LLP

45 Broadway, 17th Floor

New York, New York 10006

Attn.: Bill Huo, Esq. and Steven L. Glauberman, Esq

Email: bhuo@bckerlawyers.com; SGlauberman@beckerlawyers.com

6. Cooperation. The Parties shall cooperate in good faith to expeditiously amend the Proxy Statement as soon as possible to reflect the agreements and amendments to the Merger Agreement described and provided herein and to seek effectiveness from the SEC.

7. Effect of the Amendment.   Each of the Parties represents that it has all necessary power and authority to enter into and perform the obligations of this Agreement and that there are no consents or approvals required to be obtained by such Party for such Party to enter into and perform its obligations under this Amendment that have not been obtained. This Agreement shall be deemed incorporated into, and form a part of, the Merger Agreement and have the same legal validity and effect as the Merger Agreement. Except as expressly and specifically amended hereby, all terms and provisions of the Merger Agreement are and shall remain in full force and effect, and all references to the Merger Agreement in this Amendment and in any ancillary agreements or documents delivered in connection with the Merger Agreement shall hereafter refer to the Merger Agreement as amended by this Agreement, and as it may hereafter be further amended or restated. Each reference in the Merger Agreement to “this Agreement,” “herein,” “hereof,” “hereunder” or words of similar import shall hereafter be deemed to refer to the Merger Agreement as amended hereby.

8. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

9. Miscellaneous. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

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IN WITNESS WHEREOF, each of the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

Purchaser	Golden Path Acquisition Corporation

By:
	Name:	Shaosen Cheng
	Title:	CEO

Merger Sub	Golden Path Merger Sub Corp.

By:
	Name:	Shaosen Cheng
	Title:	CEO

Company	MC Hologram Inc.

By:
	Name:	Kang Guohui
	Title:	Director

Signature Page

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